Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 16, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Multi-Fineline Electronix, Inc’s Annual Report on Form 10-K for the year ended September 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Irvine, California

December 3, 2012